SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 5, 2008
Orbitz Worldwide, Inc.

(Exact Name of Registrant as Specified in its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-33599	20-5337455

(Commission File Number)	(I.R.S. Employer Identification No.)

500 W. Madison Street, Suite 1000, Chicago, Illinois	60661

(Address of Principal Executive Offices)	(Zip Code)
(312) 894-5000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On May 5, 2008, Orbitz Worldwide, Inc. (the “Company”) and Travelport Limited (“Travelport”) entered into an amendment (the “Amendment”) to the Separation Agreement, dated as of July 25, 2007 (the “Agreement”), entered into by the parties in connection with the Company’s initial public offering.
     The Amendment, among other things, clarifies how Travelport’s aggregate ownership of the Company’s voting stock is determined for all purposes of the Agreement. In addition, Travelport has agreed to issue letters of credit on behalf of the Company through at least March 31, 2009, in an aggregate amount not to exceed $75,000,000 (denominated in U.S. dollars). In consideration for this extension of support, the Company has agreed to pay Travelport fees on any letters of credit issued, renewed or extended after March 31, 2008 at the then-current market rate.
     The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment attached as Exhibit 10.1 hereto and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
     Exhibit No.
10.1	First Amendment to the Separation Agreement, dated as of May 5, 2008, between Travelport Limited and Orbitz Worldwide, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBITZ WORLDWIDE, INC.

May 6, 2008	By:	/s/ James P. Shaughnessy
Name: James P. Shaughnessy
Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to the Separation Agreement, dated as of May 5, 2008, between Travelport Limited and Orbitz Worldwide, Inc.

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